Exhibit (p)

Eagle Point Institutional Income Fund
Investor Application
All Investors Must Complete This Form

FORM OF INVESTOR APPLICATION

Eagle Point Institutional Income Fund (referred to herein as the “Fund” or “EPIIF”)

  1. Investment Amount, Investment/Purchase Type and Delivery Instructions

Investment amount $

INVESTMENT TYPE (select one)
☐ Initial Investment ($2,500 minimum investment amount)	☐ Additional Purchase ($500 minimum investment amount)
ACCOUNT TYPE (select one)

☐ Brokerage Account	☐ Advisory Account*
☐ Registered Investment Advisor (unaffiliated)	*Not all B/Ds are eligible. To confirm eligibility for EPIIF, call/email your B/D or EPIIF Call Center
☐ Other (discuss with your B/D or EPIIF contact if applicable)

  DELIVERY INSTRUCTIONS (select one)

*Cash, money order, or counter checks, third party checks and traveler’s checks will NOT be accepted.

  If a check received from an investor is returned for insufficient funds or otherwise not honored, the Fund, or its agent, may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded by the Fund. The Fund may reject any application, in whole or in part, in its sole discretion.

To ensure the fastest possible processing of this Investor Application, all relevant information must be completed.  Each application will be accepted or rejected as soon as reasonably possible. However, the Fund has up to 30 days to accept or reject each application from the date the application is received by the Fund’s Processing Agent. Investors will receive a confirmation of their purchase.

Custodial accounts, forward Investor Application to the custodian.

By Mail - Make checks payable to “Eagle Point Institutional Income Fund” or to the custodian of record for qualified plan or brokerage account investments.

☐	By Wire Transfer:
Eagle Point Institutional Income Fund
Attn: UMB Bank N.A.
928 Grand Boulevard
Kansas City, MO 64106
ABA: 101000695
Account Number: 9872585429
Account Name: Eagle Point Institutional
Income Fund
FBO: (Insert Investor Name)	☐	Standard Mail: Eagle Point Institutional Income Fund Attn: UMB Fund Services P.O. Box 2175 Milwaukee, WI 53201 Telephone: 866-661-6615 Fax: 816-860-3140	☐	Overnight Mail: Eagle Point Institutional Income Fund Attn: UMB Fund Services 235 W. Galena St. Milwaukee, WI 53212 Telephone: 866-661-6615 Fax: 816-860-3140

Eagle Point Institutional Income Fund
Telephone 1-866-661-6615 • Fax 1-816-860-3140 • Email EPIIF@eaglepointcredit.com	[A-1]

Eagle Point Institutional Income Fund
Investor Application
All Investors Must Complete This Form

2. Form of Ownership (select one)

NON-QUALIFIED ACCOUNT	QUALIFIED PLAN ACCOUNT
SINGLE OWNER		☐	Traditional IRA
☐	Individual	☐	ROTH IRA
☐	Individual with Transfer on Death*	☐	SEP/IRA
	*Requires Transfer on Death form that can be found at	☐	Rollover IRA
	www.EaglePointInstitutionalIncome.com / upon request	☐	Beneficial IRA*
	by emailing EPIIF@eaglepointcredit.com		*Beneficial IRA Decedent Name
MULTIPLE OWNERS
☐	Joint Tenants with Right of Survivorship	OTHER ACCOUNT
☐	Joint Tenants with Transfer on Death*	☐	C Corporation
	*Requires Transfer on Death form that can be found at	☐	Pension Plan
	www.EaglePointInstitutionalIncome.com / upon request	☐	S Corporation
	by emailing EPIIF@eaglepointcredit.com	☐	Profit Sharing Plan
☐	Community Property	☐	Non-Profit Organization
☐	Tenants in Common	☐	Disregarded Entity
TRUST		☐	Partnership
☐	Taxable Trust	☐	LLC
MINOR ACCOUNT		☐	Other
☐	Uniform Gift to Minors Act
	State of		If entity investor, please fill out section
☐	Uniform Transfers to Minors		3 with beneficial owner information.
State of

3. Investor Information

Section A: Individual and Joint Registrations (includes IRA and Minor Accounts)

Investor’s/Minor’s SSN	Date of Birth

Investor’s/Minor’s Name (first, middle, last)

Joint Investor’s/Responsible Person SSN	Date of Birth

Joint Investor’s/Responsible Person Name (first, middle, last)

Section B: Revocable or Grantor Trust

Tax Identification Number	Date of Trust

Trust Title

Trustee

Eagle Point Institutional Income Fund
Telephone 1-866-661-6615 • Fax 1-816-860-3140 • Email EPIIF@eaglepointcredit.com	[A-1]

Eagle Point Institutional Income Fund Investor Application All Investors Must Complete This Form

Social Security Number	Date of Birth
Additional Trustee (if applicable)
Social Security Number	Date of Birth

Section C:     Entity including Statutory Trust ☐

Tax Identification Number
Entity Name

Symbol and Exchange: If not publicly traded, please complete the Certification of Beneficial Ownership (request from B/D or EPIIF contact)

PRIMARY ADDRESS (Cannot be a P.O. box)

Street Address
(You must include a permanent street address even if your mailing address is a P.O. Box)	(city/state)	(ZIP)

Email Address
Phone

OPTIONAL MAILING ADDRESS

P.O. Box	Street Address
		(city/state)	(ZIP)

CITIZENSHIP (select one)

☐ U.S. Citizen	☐ Resident Alien		☐ U.S. Citizen Residing Outside USA
		(country)		(country)

Name
Tax ID Number (if applicable)

Custodian/Brokerage Acct. Number

Street Address
(city/state)	(ZIP)

Eagle Point Institutional Income Fund
Telephone 1-866-661-6615 • Fax 1-816-860-3140 • Email EPIIF@eaglepointcredit.com	[A-1]

Eagle Point Institutional Income Fund Investor Application All Investors Must Complete This Form

Non-U.S. investors must submit the appropriate IRS Form W-8.

4. Distribution Instructions (select one of the following four options)

☐	Reinvest in Eagle Point Institutional Income Fund
(Refer to the prospectus for terms of the Distribution Reinvestment Plan)

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of the Fund, and you can no longer make the representations or warranties set forth in this section, you are expected to promptly notify your broker dealer, financial advisor or investment advisor in writing of the change and to terminate your participation in the Distribution Reinvestment Plan.

☐	Electronic Deposit*:
*Attach a voided check or instructions from your financial institution.
(A deposit ticket does not contain the required ACH information)

☐ Checking	☐ Savings	☐ Brokerage Account

Name of Financial Institution
ABA Routing Number	Account Number

The Fund is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Fund is notified otherwise in writing. If the Fund erroneously deposits funds into the account, the Fund is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

☐	Mail a check to Investor/Trustee Optional Mailing Address entered in Section 3
(Cash distributions for custodial and brokerage accounts will be sent to the custodian of record)

☐	Mail a check to Brokerage Account

Name of Financial Institution
FBO	Account Number

U.S. Street Address
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)	(city/state)	(ZIP)

5. Electronic Delivery Form (optional)

By signing below, I (we) confirm that, to the extent possible, I (we) would like to receive stockholder communications electronically (including, but not limited to, proxy materials, annual and quarterly reports, investor communications, account statements, tax forms and other required reports) and consent to stop delivery of the paper versions. I (we) acknowledge that I (we) will not receive paper copies of stockholder communications unless (i) I (we) change or revoke my (our) election at any time by notifying the Fund at the number below, (ii) my (our) consent is terminated by an invalid email address; or (iii) I (we) specifically request a paper copy of a particular stockholder communication, which I (we) have the right to do at any time.

Eagle Point Institutional Income Fund
Telephone 1-866-661-6615 • Fax 1-816-860-3140 • Email EPIIF@eaglepointcredit.com	[A-1]

Eagle Point Institutional Income Fund Investor Application All Investors Must Complete This Form

I (we) further agree that by consenting to electronic delivery for one product, the delivery preferences for my other investment products or share classes serviced by UMB Fund Services, Inc. will also be affected and changed to electronic delivery. I (we) have provided a valid email address and if that email address changes, I (we) will send a notice of the new address by contacting Eagle Point Institutional Income Fund’s Call Center. I (we) understand that any changes to my (our) election may take up to 30 days to take effect and that I (we) have the right to request a paper copy of any electronic communication by contacting Eagle Point Institutional Income Fund’s Call Center.

The electronic delivery service is free; however, I (we) may incur certain costs, such as usage charges from an Internet service provider, printing costs, software download costs or other costs associated with access to electronic communications. I (we) understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. I (we) understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failures of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Signature of Investor/Trustee OR Custodian	Date (mm/dd/yyyy)

Email Address (please print)

Signature of Joint Investor/Trustee OR Custodian	Date (mm/dd/yyyy)

Email Address (please print)

6. Important Information Rights, Certifications and Authorizations

In order to induce the Fund to accept this application, I (we) hereby represent and warrant as follows*:

*	A power of attorney may not be granted to any person to make such representations on behalf of investor(s). Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of investor(s).

Each investor must initial the following representations:		Primary Investor Initials	Co-Investor Initials

a)	I/we have received the prospectus (as amended or supplemented) for the Fund at least four business days prior to the date hereof:	☐	☐

b)	I (we) acknowledge that shares of this offering are illiquid and appropriate only as a long-term investment:	☐	☐

c)	I (we) represent that I am (we are) either purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) a trustee or authorized agent, I (we) have due authority to execute this investor application and do hereby legally bind the trust or other entity of which I am (we are) trustee or authorized agent:	☐	☐

Eagle Point Institutional Income Fund
Telephone 1-866-661-6615 • Fax 1-816-860-3140 • Email EPIIF@eaglepointcredit.com	[A-1]

Eagle Point Institutional Income Fund Investor Application All Investors Must Complete This Form

Substitute IRS Form W-9 Certification:

Under penalties of perjury, I certify that:

(1)	The number shown on this investor application is my correct taxpayer identification number; and

(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions); and

(4)	I certify I am not subject to FATCA withholding.

CERTIFICATION INSTRUCTIONS YOU MUST CROSS OUT CERTIFICATION (2) IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below, you also acknowledge:

•	You should not expect to be able to sell your shares regardless of how we perform.

•	The Fund may, but is not required to, offer to repurchase a limited number of shares and/or you may be able to sell your shares. In either case it is possible you will receive less than your initial purchase price.

•	Our shares are not listed on any securities exchange and we do not expect a secondary market in the shares to develop.

•	You should consider that you may not have access to the money you invest for an indefinite period of time.

•	Because you will be unable to sell your shares (except pursuant to any periodic Fund repurchases), you may be unable to reduce your exposure in any market downturn.

•	The Fund may pay distributions from sources other than earnings which may affect future distributions.

•	The amount of distributions, if any, are uncertain and at the discretion of the Fund’s board of trustees.

•	An investment in our shares is not suitable for you if you need short-term liquidity.

•	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

•	Our distributions to stockholders may be funded in significant part from the reimbursement of certain expenses, including through the waiver of certain investment advisory fees, that will be subject to repayment to our investment adviser. Significant portions of these distributions may not be based on our investment performance and such waivers and reimbursements may not continue in the future. The repayment of any amounts owed will reduce our net investment income, which may result in reduced future distributions to which you would otherwise be entitled.

Eagle Point Institutional Income Fund
Telephone 1-866-661-6615 • Fax 1-816-860-3140 • Email EPIIF@eaglepointcredit.com	[A-1]

Eagle Point Institutional Income Fund Investor Application All Investors Must Complete This Form

Each investor must sign: (Custodians must sign on a custodial account)

Signature of Investor/Trustee or Custodian	Date (mm/dd/yyyy)

Signature of Joint Investor/Trustee or Custodian	Date (mm/dd/yyyy)

7. Financial Advisor or Investor Representative Information and Signature

The financial advisor or investor representative (each, an “Investor Representative”) signing below hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence or is exempt from such licensing.

Name of Participating Broker/Dealer or Financial Institution

Name of Financial Advisor(s)/Investor Representative(s)

Branch ID Rep/Advisor Number/Team ID

Mailing Address
	(street)	(city/state)	(ZIP)

Office Telephone
Cell Phone

Fax

Email Address

8. Financial Representation

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor(s) identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified; (iii) has discussed such investors’ prospective purchase of shares with such investor(s); (iv) has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus and related amendments and supplements, if any, to such investor(s); (vi) no sale of shares shall be completed until at least five business days after the date the investor(s) receives a copy of the prospectus, as amended or supplemented; and (vii) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor(s), that such investor(s) meets the Suitability Standards applicable to such investor(s) set forth in the prospectus (as amended or supplemented as of the date hereof), and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, financial advisor or investor representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by its relationship with the investor(s) identified on this document. By checking the Net of Commission Purchase, Wrap Fee Agreement or Registered Investment Advisor box in Section 1, you affirm that in accordance with the prospectus (i) this investment meets applicable qualifying criteria, and (ii) fees due are reduced or waived as disclosed therein.

Eagle Point Institutional Income Fund
Telephone 1-866-661-6615 • Fax 1-816-860-3140 • Email EPIIF@eaglepointcredit.com	[A-1]

Eagle Point Institutional Income Fund Investor Application All Investors Must Complete This Form

THIS INVESTOR APPLICATION AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

I understand this Investment Application is for the offering of Eagle Point Institutional Income Fund.

Signature of Financial Advisor/Investor Representative	Date (mm/dd/yyyy)

Signature of Broker Dealer / Investor Representative Home Office (If Required)	Date (mm/dd/yyyy)

Signature of Investor/Trustee or Custodian	Date (mm/dd/yyyy)

Eagle Point Institutional Income Fund
Telephone 1-866-661-6615 • Fax 1-816-860-3140 • Email EPIIF@eaglepointcredit.com	[A-1]